Exhibit 10.1.2
                                      FIRST
                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      CBL & ASSOCIATES LIMITED PARTNERSHIP
                  ---------------------------------------------

                          Dated as of January 31, 2001

                  ---------------------------------------------

                  THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CBL & ASSOCIATES LIMITED PARTNERSHIP (this "Amendment") is hereby adopted by CBL Holdings I, Inc., a Delaware corporation (the "General Partner"), as the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and by CBL Holdings II, Inc., a Delaware corporation, a limited partner of the Partnership representing a Majority-In-Interest of the Limited Partners of the Partnership (the "Limited Partner"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership as the same may be amended, the "Agreement").

                  WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Units designated as Series J Special Common Units (the "SCUs").

                  WHEREAS, Section 4.4(a) of the Agreement grants the General Partner authority to cause the Partnership to issue Partnership Units in the Partnership to any Person in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section
9.3 of the Agreement.

                  WHEREAS, the General Partner desires to amend the Agreement to, among other things, set forth the terms of the SCUs.

                  WHEREAS, Sections 4.4(a) and 14.7(b) of the Agreement grant the General Partner power and authority to amend the Agreement (including, without limitation, the distribution and allocation provisions thereof) without the consent of any of the Partnership's Limited Partners to evidence any action taken by the General Partner pursuant to Section 4.4(a) and to set forth the rights, powers and duties of the holders of any Additional Units issued pursuant to Section 4.4(a).

                  WHEREAS, Section 14.7(a) of the Agreement provides for the amendment of the Agreement with the approval of the General Partner and the Consent of the Limited Partners, subject to the limitations set forth therein.

                  NOW, THEREFORE, the General Partner, with the Consent of the Limited Partners, hereby amends the Agreement as follows:

                  1. Section 1.1 of the Agreement is hereby amended and supplemented as set forth below:

                  (a)      The following definitions are hereby added to
                  Section 1.1 of the Agreement:

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                  "Basic Distribution Amount" shall mean $0.725625; provided, however, that such amount will be adjusted appropriately to account for any unit splits, combinations or other similar events with respect to the SCUs.

                  "Beneficial Ownership" shall have the meaning set forth in the certificate of incorporation of the Company.

                  "Constructive Ownership" shall have the meaning set forth in the certificate of incorporation of the Company.

                  "Common Unit Conversion Factor" shall mean 1.0, provided, that, in the event that the Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a "Distribution of Common Units in Lieu of Cash")), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split. Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

                  "Common Unit Distribution Amount" shall mean the product of
                  (i) the quarterly distribution paid with respect to one Common Unit for that quarter pursuant to Section 6.2(a)(v) hereof multiplied by (ii) the Common Unit Conversion Factor.

                  "Distribution of Common Units in Lieu of Cash" shall have the meaning set forth in the definition of Common Unit Conversion Factor above.

                  "Floor Distribution" shall mean, with respect to any quarter, $0.4375.

                  "Jacobs Limited Partner Representative" shall have the meaning set forth in Section 7.12 hereof.

                  "Jacobs Property" shall have the meaning set forth in Section 6.2(b) hereof.

                  "JRI" shall mean Jacobs Realty Investors Limited Partnership, a Delaware limited partnership.

                  "Gross Income" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's gross income for such year or period as determined for federal income tax purposes, with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) gain resulting from any


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                  disposition of Partnership property with respect to which gain is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (c) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) or (m), the amount of such positive adjustment is to be taken into account as additional Gross Income pursuant to Exhibit C; and (d) excluding any items specially allocated pursuant to Section 2 of Exhibit C.

                  "Master Contribution Agreement" shall mean the Master Contribution Agreement, dated as of September 25, 2000, among the Company, the Partnership, JRI and certain other persons named therein, as amended by the Letter Agreement, dated November 13, 2000, and the Amendment to the Master Contribution Agreement, dated as of December 19, 2000, and as the same may be further amended, modified or supplemented.

                  "Net Capital Gain" shall mean, for any taxable year, the excess of recognized gains with respect to dispositions of Property over recognized losses with respect to dispositions of Property, in each case as determined by reference to Gross Asset Value.

                  "Reduction Factor" shall mean the lesser of (i) the quotient of the Common Unit Distribution Amount for such quarter divided by the Floor Distribution and (ii) one.

                  "Safe Harbor Rate" shall have the meaning set forth in Section 6.2(e) hereof.

                  "SCUs" shall have the meaning set forth in Exhibit E.

                  "Series J Exchange Notice" shall have the meaning set forth in Exhibit E.

                  "Series J Exchange Rights" shall have the meaning set forth in Exhibit E.

                  "Series J Offered Units" shall have the meaning set forth in Exhibit E.

                  (b) The following sentence is hereby added to the end of the definition of "Capital Account" in the Agreement:

                  "For the avoidance of doubt, distributions pursuant to an exercise of an option set forth in a JRI Option Agreement entered into in connection with the Master Contribution Agreement shall not result in any reduction in Capital Accounts. "

                  (c) The definition of "Common Stock Amount" is hereby deleted and replaced in its entirety with the following:

                  "Common Stock Amount" shall mean, with respect to any number of Common Units or SCUs, the number of shares of Common Stock equal to such number of Common Units or SCUs, as the case may be, multiplied by the Conversion Factor; provided, however, that in the event that the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, "additional rights"), other than a right to receive a dividend or other distribution of Common Stock that corresponds to Common Units issued to the Company pursuant to a Distribution of Common Units in Lieu of Cash, then the Common Stock Amount shall also include, other than with respect to any Common Units or SCUs "beneficially owned" by an "Acquiring Person" (as such terms are defined in the Company's Rights Agreement, dated as of April 30, 1999, as amended as of the Principal Closing Date (as defined in the Master Contribution Agreement)


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

                  and as it may be further amended from time to time, and any successor agreement thereto), such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.

                  (d) The definition of "Consent of the Limited Partners" is hereby deleted and replaced in its entirety with the following:

                  "Consent of the Limited Partners" shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

                  (e) The definition of "Conversion Factor" is hereby deleted and replaced in its entirety with the following:

                  "Conversion Factor" shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock (in either case other than a dividend or other distribution of shares of Common Stock that corresponds to Common Units issued to the Company pursuant to a Dividend of Common Units in Lieu of Cash), (ii) subdivides or splits its outstanding shares of Common Stock, or (iii) combines or reverse splits its outstanding shares of Common Stock into a smaller number of shares of Common Stock (in each case, without making a comparable dividend, distribution, subdivision, split, combination or reverse split with respect to the Common Units and the SCUs), the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split. Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision, split, combination or reverse split.

                  (f) The definition of "Limited Partner Representatives" is hereby deleted and replaced in its entirety with the following:

                  "Limited Partner Representative" shall mean, with respect to any Limited Partner, the representative appointed by such Limited Partner pursuant to the first sentence of Section 7.12 or, if none, such Limited Partner.

                  (g) The definition of "Limited Partners" is hereby deleted and replaced in its entirety with the following:

                  "Limited Partners" shall mean (i) those Persons listed under the heading "Limited Partners" on Exhibit A hereto in their respective capacities as limited partners of the Partnership, their permitted successors and assigns and (ii) all Additional Partners and Substituted Limited Partners.

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                  (h)      The definition of "Ownership Limit" is hereby
deleted and replaced in its entirety with the following:

                  "Ownership Limit" shall have the meaning set forth in the certificate of incorporation of the Company, as the same may be modified by the Board of Directors of the Company as permitted therein.

                  (i) The definition of "Partnership Units" is hereby deleted and replaced in its entirety with the following:

                  "Partnership Units" shall mean the Common Units, the Preferred Units and the SCUs.

                  (j) The definition of "Substituted Limited Partner" is hereby deleted and replaced in its entirety with the following:

                  "Substituted Limited Partner" shall mean any Person admitted to the Partnership as a limited partner pursuant to the terms of Section 9.2.

                  (k) The definition of "Transfer" is hereby deleted and replaced in its entirety with the following:

                  "Transfer" as a noun, shall mean any sale, assignment, conveyance, pledge hypothecation, gift, encumbrance or other transfer, including, without limitation, a transfer by operation of law or through the laws of inheritance and succession, and as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer, including, without limitation, by operation of law or through the laws of inheritance and succession.

                  2. Pursuant to Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1 (a "Limited Partner Acceptance") or by causing a Limited Partner Acceptance to be executed on its behalf, each initial holder of SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the names of such recipients to be recorded on the books and records of the Partnership on the date of such admission. In addition, upon the transfer by an initial recipient of SCUs to its designated holding entity as contemplated by the Master Contribution Agreement, and upon execution of a Limited Partner Acceptance by or on behalf of such designated holding entity, such designated holding entity automatically will be admitted as a Substituted Limited Partner of the Partnership with respect to the transferred SCUs (and all of the conditions set forth in Section 9.2 of the Agreement for such admission will be deemed satisfied), without any further action or approval, and the General Partner hereby agrees to cause the name of such designated holding entity to be recorded on the books and records of the Partnership on the date of such admission.

                  3. The second sentence of Section 6.2(a) is hereby deleted and replaced in its entirety with the following:

                  "All such distributions shall be made in accordance with the following order of priority:"

                  4. Section 6.2(a)(iii) of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "(iii) Third, to the extent that the amount of Net Cash Flow distributed to the holders of SCUs for any prior quarter was (for any reason, including as a result of Section 6.2(e), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the SCUs pursuant to subparagraph (a)(iv) below, and such shortfall has not been subsequently distributed


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                  pursuant to this Section 6.2(a)(iii), Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received an amount per SCU necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;"

                  5. The following paragraphs are hereby added to the end of Section 6.2(a):

                  "(iv) Fourth, Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received for the quarter to which the distribution relates an amount for each outstanding SCU equal to the Basic Distribution Amount, provided, however, that in the event that the Common Unit Distribution Amount with respect to each of the four consecutive calendar quarters immediately preceding the calendar quarter to which the distribution under this subparagraph (a)(iv) relates is not equal to or greater than the Floor Distribution, then the amount required to be distributed under this subparagraph (a)(iv) for each outstanding SCU shall be equal to the product of the Reduction Factor and the Basic Distribution Amount; and

                  (v) Fifth, the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of SCUs and Common Units, pro rata in accordance with their proportionate ownership of the aggregate number of SCUs and Common Units outstanding (counting each SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit
                  E), provided, however, that such distribution to the holders of SCUs shall be reduced by the amount of the distribution made to them on account of their SCUs with respect to such quarter pursuant to subparagraph (a)(iv) above and the reduction will be allocated among the holders of SCUs pro rata in accordance with their respective percentage interests in the total number of SCUs then outstanding.

                  For the avoidance of doubt, set forth below are illustrations of the distributions payable to the holders of SCUs and Common Units pursuant to subparagraphs (a)(iv) and (a)(v) above: (I) if the Common Unit Distribution Amount is $0.8750, then the amount payable with respect to each outstanding SCU for that quarter is $0.8750; (II) if the Common Unit Distribution Amount is $0.725625, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625; (III) if the Common Unit Distribution Amount is $0.5875, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625; (IV) if the Common Unit Distribution Amount is $0.4375, then the amount payable with respect to each outstanding SCU for that quarter is $.725625; (V) if the Common Unit Distribution Amount is $0.21875, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 (unless the Common Unit Distribution Amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.3628125); and
                  (VI) if the Common Unit Distribution Amount is $0.00, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 (unless the Common Unit Distribution Amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.00).

                  6. The second sentence of Section 6.2(b) of the Agreement is hereby deleted.

                  7. Clause (b) of the third sentence of Section 6.2(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

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                  "(b) in the event of a sale of a Property or an interest in a
                  Property Partnership (other than a direct or indirect interest in a Property set forth in Exhibit A of the Master Contribution Agreement (a "Jacobs Property"), and other than a Property constituting "substituted basis property" (as defined in Section 7701(a)(42) of the Code) with respect to a Jacobs Property) giving rise to a special allocation of taxable income or gain to a Limited Partner or Partners pursuant to
                  Section 3(c) of Exhibit C, the General Partner shall cause the Partnership to distribute the Net Sale Proceeds therefrom up to an amount sufficient to enable such Limited Partner or Partners to pay any income tax liability with respect to the income or gain so specially allocated (or, if any such Limited Partner is a partnership or S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability with respect to their share of such taxable income or gain)."

                  8. The last sentence of Section 6.2(b) of the Agreement is hereby deleted.

                  9. Section 6.2(d) of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "(d) Notwithstanding the foregoing, all distributions pursuant to this Section 6.2 shall remain subject to the provisions of
                  (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto and (ii) Exhibit E hereto with respect to the SCUs."

                  10. The following paragraph is hereby added as Section 6.2(e) of the Agreement:

                  "(e) Notwithstanding the provisions of Section 6.2(a) above, if the distributions with respect to the SCUs made on or prior to the second anniversary of the issuance of the SCUs would result in any holder of a SCU receiving an annual return on such holder's "unreturned capital" (as defined for purposes of Treasury Regulation Section 1.707-4(a)) for a Partnership tax year (treating the Partnership tax year in which such second anniversary occurs as ending on such date) in excess of the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such Safe Harbor Rate will be deferred, will continue to cumulate and will be payable on the earlier to occur of (i) the disposition of the SCUs to which such deferred distributions relate in a transaction in which the disposing holder recognizes taxable gain thereon or (ii) the first distribution payment date with respect to the SCUs following the second anniversary of the issuance of the SCUs. For purposes of the foregoing, the "Safe Harbor Rate" shall equal 150% of the highest applicable Federal rate, based on quarterly compounding, in effect for purposes of Section 1274(d) of the Code at any time between the date of the issuance of the SCUs and the date on which the relevant distribution payment is made."


                  11. The following paragraph is hereby added as Section 6.2(f) of the Agreement:

                  "(f) Distributions to Common Units and SCUs may be made by offering the holders of Common Units and SCUs the opportunity to make an election to take a portion of such distribution in cash or additional Common Units; provided that such an offer may not be made unless (i) holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs will receive the full amount of the distribution in cash to the extent that such holders elect to receive cash, including an election to receive 100% of the distribution in cash, (ii) with respect to distributions made within two years of the final Closing provided for in the Master Contribution Agreement, such distributions will not cause the aggregate distributions to a holder of SCUs or a holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the distribution is made (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (iii) holders of SCUs that elect to receive 100% of the distribution in cash will have received in respect of the quarter to which such distribution relates an amount per SCU, in cash, pursuant to
                  Section 6.2(a)(iv), equal to the Basic Distribution Amount. Any such election will be made pro rata between the Common Units and SCUs, i.e., the same amount of cash or Common Units shall be offered with respect to each Common Unit and SCU. Holders of Common Units or SCUs shall in no event be required to elect to receive additional Common Units."

                  12. Section 6.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, the General Partner shall, if requested by a transferee, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a Transfer of a Partnership Unit, including Transfers made in connection with the exercise of Rights (or Series J Exchange Rights), made in accordance with the provisions of this Agreement. The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis."

                  13. Section 7.12 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "Upon written notice to the General Partner, any Limited Partner or group of Limited Partners may appoint a representative to act on its or their behalf with respect to all Partnership matters, including exercising all voting rights of the Partnership Units owned by such Limited Partner. Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, the same shall mean the consent of Limited Partner Representatives entitled to exercise voting rights with respect to a majority of the Partnership Units entitled to vote thereon, and any action taken by the Limited Partner Representatives shall be fully binding on the Limited Partners; it being the intention of the Limited Partners that the Limited Partner Representatives shall have full power and authority, to take all action, or to authorize all action, which the Limited Partners are entitled to take or authorize under the provisions of this Agreement. Any appointments of Limited Partner Representatives made pursuant to this Section 7.12 shall remain effective until rescinded in a written notice to the General Partner, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners that appointed them. Each of the Limited Partners (identified on Exhibit G hereto) hereby appoints JRI (or any person or entity appointed by JRI upon written notice to the General Partner; JRI, or such person or entity appointed by JRI upon written notice to the General Partner, is referred to herein as the "Jacobs Limited Partner Representative") as his, her or its Limited Partner Representative with respect to all of the Partnership Units now or hereafter owned by such Limited Partner and such appointment shall remain effective with respect to each such Limited Partner and each transferee of the Partnership Units of each such Limited Partner until rescinded with respect to such Limited Partner or transferee in a written notice from that Limited Partner or transferee to the General Partner."

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                  14.      The last sentence of Section 8.2 of the Agreement
is hereby deleted and replaced in its entirety with the following:

                  "Notwithstanding the foregoing, all distributions pursuant to this Section 8.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto and (ii) Exhibit E hereto with respect to the SCUs."

                  15. Section 9.2(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "Subject to the provisions of Section 9.3 hereof, each Limited Partner shall have the right to Transfer all or a portion of its Partnership Units to any Person that is the Immediate Family of such Limited Partner, an Affiliate of such Limited Partner, another Limited Partner, an institutional lender as security for a bona fide obligation of such Limited Partner, a bona fide pledgee after a default in the obligation secured by the pledge (or to a bona fide purchaser for value from such pledgee), provided in each such case that prior written notice of the proposed Transfer is delivered to the General Partner. Any transfer of Partnership Units permitted by the first sentence of this Section 9.2(a) or by any other provision of this Agreement (including, for example, Section 9.2(c) and Paragraph 8 of Exhibit E) automatically will be admitted as a Substituted Limited Partner upon the filing with the Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this Agreement with respect to such transferred Partnership Units accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Partnership that it accepts and adopts the provisions of this Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Partnership sufficient to cover the reasonable expenses of the transfer, if any."

                  16. Section 9.2(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "Except as set forth in Section 9.2(a) above, or elsewhere in this Agreement (including Section 9.2(c) and Paragraph 8 of Exhibit E), no Transfer of a Limited Partner's Partnership Units may be effected without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner's sole and absolute discretion. A transferee of Partnership Units shall be deemed to be an Assignee with respect to such Partnership Units, but shall not become or be admitted to the Partnership as a Substituted Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. An Assignee shall be entitled as a result of such Transfer only to receive the economic benefits of the Partnership Units to which the transferor Limited Partner would otherwise be entitled, along with such transferor Limited Partner's rights with respect to the Rights or such other exchange rights as are applicable to the Transferred Partnership Units (although any transferee of any Transferred Partnership Units shall be subject to any and all ownership limitations contained in the corporate charter of the Company as may be amended from time to time), and such Assignee shall have no right (i) to participate in the management of the Partnership or to vote on any matter requiring the consent or approval of the Limited Partners,
                  (ii) to demand or receive any account of the Partnership's business, or (iii) to inspect the Partnership's books and records, unless and until such Assignee is admitted to the Partnership as a Substituted Limited Partner. In addition, unless and until a transferee is admitted to the Partnership as a Substituted Limited Partner, the transferor Limited Partner shall not be relieved of its obligations under this Agreement (except in the case of a Transfer pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation or other Entity by operation of law). A transferee of Partnership Units may become a Substituted Limited Partner only upon the satisfaction of the following conditions: (A) the filing with the Partnership of a duly executed and acknowledged written instrument of assignment between the transferor and the transferee in a form approved by the General Partner specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this Agreement with respect to such transferred Partnership Units accruing from and after the date of transfer, (B) execution and acknowledgment by the transferor Limited Partner and such transferee of any other instruments required in the sole and absolute discretion of the General Partner, including the acceptance and adoption by such transferee of the provisions of this Agreement; (C) obtaining the written consent of the General Partner as provided in the second sentence of this
                  Section 9.2(b); and (D) payment of a transfer fee to the Partnership, sufficient to cover the reasonable expenses of the substitution, if any. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take its rights to the transferred Partnership Units subject to the obligations of the transferor Limited Partner hereunder."

                  17. The following paragraph is added as Section 9.2(c) of the Agreement:

                  "(c) The Approved Transfers permitted in Paragraph 8 of Exhibit E hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of SCUs."

                  18. Clause (x) of Section 9.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "(x) if such Transfer would result in (i) the transferor or the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price) less than $250,000, unless either the transferee is an existing Limited Partner or the General Partner has consented to such issuance or transfer, or
                  (ii) the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price) less than $250,000, unless such Common Units constitute all of the Common Units then owned by such transferor or the General Partner has consented to such issuance or transfer;"

                  19. Clause (xiv) of Section 9.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "(xiv) except with the express written consent of the General Partner, if such Transfer, in the opinion of counsel to the General Partner, would result in either the Partnership having more than one hundred Partners or in the Partnership being classified as a "publicly traded partnership" within the meaning of the Code and the Regulations;"

                  20. In Section 9.3 of the Agreement the word "or" before clause (xv) thereof is hereby deleted and the following additional clause is hereby added prior to the period at the end of Section 9.3 of the Agreement:

                  "or (xvi) except with respect to (A) Transfers qualifying as "private Transfers" for purposes of Treasury Regulations
                  Section 1.7704-1(e) or any successor provision or (B) up to two Transfers (excluding for this purpose, transfers qualifying as "private transfers") of interests directly or indirectly held by the estate of, or other successor to, a person that has died within the preceding twelve (12) months, if the General Partner determines in its reasonable discretion that if it permitted such transfer the Partnership would be unable to obtain an opinion of counsel of recognized standing to the effect that the Partnership should not be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code."

                  21.      The following sentence is hereby added to the end of
Section 11.1 of the Agreement:

                  "Notwithstanding the foregoing, the Rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be subject to the terms, conditions and restrictions set forth in Exhibit F hereto."

                  22.      The following sentence is hereby added to the end of
Section 11.2 of the Agreement:

                  "Notwithstanding the foregoing, the terms and provisions applicable to the Rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be as set forth in Exhibit F hereto."

                  23. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

                  24. Exhibit C of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit C attached hereto as Attachment 3.


                  25. The exhibit attached to this Amendment as Attachment 4 is hereby added to the Agreement as Exhibit E thereof.

                  26. The exhibit attached to this Amendment as Attachment 5 is hereby added to the Agreement as Exhibit F thereof.


                  27. The exhibit attached to this Amendment as Attachment 6 is hereby added to the Agreement as Exhibit G thereof.


                  28. Except as expressly amended hereby, the Agreement shall remain in full force and effect.


                  IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.


                            CBL HOLDINGS I, INC.



                           By:       /s/ John N. Foy
                           --------------------------
                           Name: John N. Foy
                           Title: Chief Financial Officer

Accepted and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.



By:       /s/ John N. Foy
         ---------------------------
         Name: John N. Foy
         Title: Chief Financial Officer


Consented to:

CBL HOLDINGS II, INC.



By:       /s/ John N. Foy
         ---------------------------
         Name: John N. Foy
         Title: Chief Financial Officer

                                                                  Attachment 1

                           LIMITED PARTNER ACCEPTANCE OF
                              PARTNERSHIP AGREEMENT


                  This Limited Partner Acceptance of Partnership Agreement (this "Acceptance") is made as of ______, 2001, by _________, [a ________ organized under the laws of the State of ____] (the "Limited Partner"), to and for the benefit of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Partnership").

                  Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 1998, as amended through the date hereof (the "Partnership Agreement").

                  WHEREAS, on the date hereof, [the Partnership has agreed to issue to the Limited Partner [_______] SCUs (the "Units") in connection with the closing of the transactions contemplated by the Master Contribution Agreement, dated as of September 25, 2000, among the Partnership, CBL & Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust, as amended] [______ received [______] SCUs (the "Units") in connection with the closing of the transactions contemplated by the Master Contribution Agreement, dated as of September 25, 2000 (as amended, the "Master Contribution Agreement"), among the Partnership, CBL & Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust and transferred all of such Units to the Limited Partner, its designated holding entity, as contemplated in the Master Contribution Agreement]; and

                  WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited Partner hereby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of SCUs, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of SCUs.

                  IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.

                                    [Insert Name of Limited Partner]

                                         By:_________________________________
                                         Name:



Acknowledged and accepted:

CBL & Associates Limited Partnership

By:  CBL Holdings I, Inc.,
        General Partner


By:___________________________
      Name:
      Title:


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


                                                                 Attachment 3
                                      EXHIBIT C

                                     Allocations

                  1.       Allocations of Gross Income, Net Income and Net Loss.

                  (a) Except as otherwise provided herein, in each tax year in which there is sufficient Gross Income and Net Income to make all of the allocations described in clauses (i) through (iii) below, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

                  (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this paragraph (a)(i) or pursuant to paragraph
         (b)(i);

                  (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

                  (iii) Third, Gross Income shall be allocated to the relevant Partner, on account of SCUs or Common Units received on a conversion or redemption of SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or Common Units pursuant to Sections 6.2(a)(iii), (iv) and (v) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this clause (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(a)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(a)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, "Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under
         Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

                  (iv) Fourth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in paragraph (a)(iii) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs (except as otherwise required by the Regulations).

                  (b) Except as otherwise provided herein, in each tax year in which there is not sufficient Gross Income and Net Income to make all of the allocations described in clauses (a)(i) through (a)(iii) above, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

                  (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this paragraph (b)(i) or pursuant to paragraph
         (a)(i)

                  (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

                  (iii) Third, Gross Income, to the extent not previously taken into account in making the allocations required under paragraph (a)(i) and (a)(ii), shall be allocated to the relevant Partner, on account of SCUs or Common Units received on a conversion or redemption of SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or Common Units pursuant to Sections 6.2(a)(iii),
         (iv) and (v) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this clause (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(b)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(b)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, "Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under
         Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

                  (iv) Fourth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in paragraph (b)(iii) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs (except as otherwise required by the Regulations).

                  (c) Notwithstanding clauses (a)(iii) and (a)(iv), and clauses
(b)(iii) and (b)(iv), above, holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs may be allocated their proportionate share of Net Capital Gain recognized by the Partnership in a taxable year (in accordance with their proportionate ownership of the aggregate number of SCUs and Common Units, counting each SCU as the number of Common Units into which it is convertible in accordance with Exhibit E), in addition to the amount specified in clause (a)(iii) above and clause (b)(iii) above, if each of the following requirements is satisfied:

                  (i) the Partnership shall have distributed to each holder of SCUs in cash pursuant to Section 6.2(a)(iv) for the last quarter of such taxable year an amount equal to the Basic Distribution Amount (determined without taking into account any Special Tax Distribution);

                  (ii) during such taxable year, the Partnership has recognized Net Capital Gain in connection with a sale of, condemnation of, or disposition of one or more Properties;

                  (iii) the Partnership has made or will make prior to January 30, of the following tax year a cash distribution (a "Special Tax Distribution") to the Partners, and the portion of such Special Tax Distribution made to the holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs in connection with the allocation under this Section 1(c) of Net Capital Gain to such holders. For these purposes, Tax Net Capital Gain means net capital gain, as determined for federal income tax purposes, which is governed by Section 3(a) and not Section 3(c) hereof. For the avoidance of doubt, no portion of any Special Tax Distribution will be taken into account when determining whether the Partnership has satisfied the distribution requirement of Section 6.2(a)(iii) or 6.2(a)(iv);

                   (iv) with respect to Special Tax Distributions to be made within two years of the final Closing provided for in the Master Contribution Agreement, the Special Tax Distribution will not cause the aggregate distributions to a holder of SCUs or a holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the Special Tax Distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the Special Tax Distribution is made (as determined for purposes of Treasury Regulations
Section 1.707-4(b)).

                  (d) Notwithstanding paragraphs (a), (b) and (c), Net Income and Net Losses from a Liquidation Transaction shall be allocated as follows:

                  (i) First, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated to the relevant Partner, in connection with the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;

                  (ii) Second, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated among the Partners owning SCUs or Common Units so that the Capital Accounts of the Partners (excluding from the Capital Account of any Partner the amount attributable to such Partner's Preferred Units) are proportional to the number of Common Units held by each Partner. For purposes of this clause (ii), each SCU shall be treated as the number of Common Units into which the SCU is convertible pursuant to the terms of Exhibit E to the Agreement.

                  (iii) Third, any remaining Net Income or Net Losses from the Liquidation Transaction shall be allocated among the Partners owning SCUs or Common Units in accordance with their proportionate ownership of Common Units. For purposes of this clause (iii), each SCU shall be treated as the number of Common Units into which the SCU is convertible pursuant to the terms of Exhibit E to the Agreement.

                  2.       Special Allocations.

                  Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3) , each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

                  (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

                  (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation
         Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their proportionate ownership of Common Units other than Common Units issued on a redemption or conversion of SCUs.

                  (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1).

                  (f) Curative Allocations. The Regulatory Allocations (as defined below) shall be taken into account in allocating other items of income (including Gross Income), gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership Items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. To the extent that there is an allocation under Section 2(a) or (b) hereof of Partnership income or gain to a holder of SCUs or Common Units issued on a redemption or conversion of SCUs, there will be a correspondingly smaller allocation of Gross Income to such holder under Section 1(a)(ii) or 1(b)(ii) hereof. This subparagraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this paragraph 2.

                  3.  Tax Allocations.

                  (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

                  (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

                  (c)      Allocations Respecting Section 704(c) and
Revaluations:

                  Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively, "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-1(c) and Regulation Section 1.704-3. The General Partner will not specially allocate Tax Items (other than the Section 704(c) Tax Items) to cure for the effect of the ceiling rule, except that with respect to the properties contributed to the Partnership (the "Jacobs Properties") pursuant to the Master Contribution Agreement dated September 25, 2000 among Jacobs Realty Investors Limited Partnership, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership and others (as amended, the "Master Contribution Agreement"), curative allocations of gain recognized on a disposition of a direct or indirect interest in a Jacobs Property may be made to the extent permitted in Regulation Section 1.704-3(c). The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Property Partnership to the Partner or Partners contributing the interest or interests in such Property Partnership, so that, to the greatest extent possible, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Property Partnership to the Partnership in lieu of contributing the interest or interests in the Property Partnership to the Partnership. Notwithstanding the above, with respect to property contributed to the Partnership after the date hereof, such Section 704(c) Tax Items may be allocated under such method selected by the General Partner that is consistent with the
         Section 704(c) Regulations.

                  4. Certain Allocations of Depreciation and Loss. Notwithstanding anything in this Exhibit C to the contrary, depreciation, amortization, gain and loss attributable to an adjustment under Section 743 or
Section 734 of the Code of the federal income tax basis of Partnership assets (including adjustments made prior to or after the contribution of the relevant assets or indirect interests therein to the Partnership) shall be allocated to the direct or indirect partner, or such partner's successor or assign, whose death or acquisition of a direct or indirect interest gave rise to the adjustments, except to the extent such allocations would not be valid as a result of a change in tax law occurring after the date of the Master Contribution Agreement.


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                                                                Attachment 5


                                   EXHIBIT F

                          Exchange Rights of Common Units
                 Issued In Exchange For or Upon Redemption of SCUs


                1 At any time, subject to the remainder of this Exhibit F, a holder of Common Units issued in exchange for or upon the redemption of SCUs (such Common Units are referred to herein as "JCUs") shall have the right to exchange all or any portion of such holder's JCUs (the "JCU Offered Units") for JCU Exchange Consideration (as defined below), subject to the limitations contained in Paragraphs 3 and 4 below. Any such JCU Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a "JCU Exchange Notice") delivered by the holder exercising the JCU Exchange Right (the "JCU Exercising Holder") to the Company.

                2 The exchange consideration (the "JCU Exchange Consideration") payable by the Company to each JCU Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the JCU Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the JCU Exchange Notice was delivered to the Company. The JCU Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the JCU Exercising Holder's designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the JCU Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

                3 Notwithstanding anything herein to the contrary, any JCU Exchange Right may only be exercised to the extent that, upon exercise of the JCU Exchange Right, assuming payment by the Company of the JCU Exchange Consideration in shares of Common Stock, the JCU Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the JCU Exchange Right, in excess of the applicable Ownership Limit. If a JCU Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the JCU Exchange Right cannot be exercised in full as aforesaid, the JCU Exchange Notice shall be deemed to be modified to provide that the JCU Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the JCU Exchange Notice with respect to the remainder of such JCU Exchange Right shall be deemed to have been withdrawn.

                4 JCU Exchange Rights may be exercised at any time and from time to time, provided, however, that, except as set forth below in Paragraph 6 or with the prior written consent of the General Partner, (x) only two (2) JCU Exchange Notices may be delivered to the Company by each holder of JCUs during any consecutive twelve (12) month period; and (y) no JCU Exchange Notice may be delivered with respect to JCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such JCUs by the Current Per Share Market Price or (ii) if a holder does not own JCUs having a value of $250,000 or more, constituting less than all of the JCUs owned by such holder.

                5 Within thirty (30) days after receipt by the Company of any JCU Exchange Notice delivered in accordance with the requirements of Paragraph 1 hereof, the Company shall deliver to the JCU Exercising Holder a notice (a "JCU Election Notice"), which JCU Election Notice shall set forth the computation of the JCU Exchange Consideration and shall specify the form of the JCU Exchange Consideration (which shall be in accordance with Paragraph 2 hereof), to be paid by the Company to such JCU Exercising Holder and the date, time and location for


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completion of the purchase and sale of the JCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company of the JCU Election Notice for the JCU Offered Units or
(B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units. Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible. If the Company has delivered a JCU Election Notice to the JCU Exercising Holder with respect to a JCU Exchange Notice, the JCU Exchange Notice may not be withdrawn or modified by the JCU Exercising Holder without the consent of the General Partner. Similarly, if the Company delivers a JCU Election Notice to a JCU Exercising Holder, the Company may not modify the JCU Election Notice without the consent of the JCU Exercising Holder.

                6 Notwithstanding the limitation set forth in clause (x) of Paragraph 4, in the event that the Company provides notice to the holders of JCUs, pursuant to Paragraph 8(v) hereof, the JCU Exchange Rights shall be exercisable by each holder of JCUs at any time that is during the period commencing on the date on which the Company provides such notice and ending on the earlier to occur of thirty (30) days from receipt of the Company's aforesaid notice and the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is thirty (30) days after the date the Company provides the notice pursuant to Paragraph 8(v) hereof). In the event that a JCU Exercising Holder delivers to the Company a JCU Exchange Notice pursuant to this Paragraph 6, the Company shall be required to deliver a JCU Election Notice before the earlier of
(1) the tenth (10th) Business Day after the Company receives the JCU Exchange Notice or (2) one (1) Business Day before the record date to determine shareholders eligible to receive a distribution or vote on approval and such JCU Election Notice shall, among other things, set the date for the purchase and sale of the JCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, one (1) Business Day prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction or (B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units. Notwithstanding the foregoing, the Company shall use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

                7 At the closing of the purchase and sale of JCU Offered Units, payment of the JCU Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the JCU Exercising Holder with respect to
(x) its due authority to sell all of the right, title and interest in and to such JCU Offered Units to the Company, (y) the status of the JCU Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such JCU Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the JCU Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company reasonably satisfactory to the JCU Exercising Holder, to the effect that
(I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) that the issuance of such shares will not


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violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the JCU Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company.

                8 To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of JCUs, as follows:

               (i) At all times during the pendency of the JCU Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the JCU Exchange Consideration in regard to all JCUs which are from time to time outstanding.

              (ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of JCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

             (iii) Each holder of JCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

              (iv) Other than as contemplated under the terms of the Rights Agreement, dated April 30, 1999, as amended from time to time, and any successor agreement thereof, issuances of stock pursuant to the Company's dividend reinvestment plan (as described in the Company's prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the Board of Directors of the Company, in consultation with the Company's professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the JCUs under this Exhibit F and the Agreement.

               (v) The Company shall notify the holders of JCUs of its intention to make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar transaction outside of the ordinary course of business at least thirty (30) days prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other transaction (or, if no such record date is applicable, at least thirty (30) days before consummation of such merger, sale or other transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by the Agreement or requires the approval of the holders of JCUs or (ii) to require a vote of the holders of JCUs to a transaction that does not otherwise require such a vote under the Agreement or (iii) to effect the validity of any transaction if such notice is not given. Each holder of JCUs, as a condition to the receipt of the notice pursuant hereto, shall be obligated to keep confidential the information set forth therein until such time as the Company has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise its JCU Exchange Rights; provided, however, that a holder of JCUs may disclose such information to its attorney,


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         accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

                9 All JCU Offered Units tendered to the Company in accordance with the exercise of JCU Exchange Rights shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the JCU Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company is expressly authorized to apply such portion of the JCU Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any state or local property transfer tax is payable as a result of the transfer of JCU Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

                10 Subject to the restrictions of transfer set forth in the Agreement, the Assignee of any holder of JCUs may exercise the rights of such holder of JCUs pursuant to this Exhibit F, and such holder of JCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such holder, the JCU Exchange Consideration shall be paid by the Company directly to such Assignee and not to such holder.

                11 In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the JCU Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Paragraph 2 in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock; and the Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                12    The provisions of Article XI and Exhibit D of the
Agreement shall not apply to the JCUs.

                13 Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement.

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                                                                 Attachment 6


                                   EXHIBIT G

                      Jacobs Limited Partner Representative

For the following entities:

CB Brookfield Square Mall LLC
CB Cary Towne Center LLC
C.V. Investments
CB Citadel Mall LLC
CB Columbia Mall LLC
CB Eastgate Mall LLC
CB Madison Mall LLC
CB Fashion Square Mall LLC
CB Fayette Mall LLC
CB Hanes Mall LLC
CB Jefferson Mall LLC
CB Kentucky Oaks Mall LLC
CB Midland Mall LLC
CB Northwoods Mall LLC
CB Old Hickory Mall LLC
CB Parkdale Mall LLC
CB Randolph Mall LLC
CB Regency Mall LLC
CB Towne Mall LLC
CB Wausau Center LLC
CB Wausau Penney LLC

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